UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 29, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the payment of cash bonuses to certain employees of Ciber, Inc. (the “Company”), on June 29, 2016, the Company erroneously initiated the payment of $760,000 and $100,000, respectively, to our Chief Executive Officer, Michael Boustridge, and to our Chief Financial Officer, Christian Mezger. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) subsequently determined that these bonus payments to our Chief Executive Officer and Chief Financial Officer were not duly authorized by the Compensation Committee, as required by the Company’s charter and NYSE rules, due to miscommunication at the committee level.  The Compensation Committee requested that these amounts be repaid and Messrs. Boustridge and Mezger have agreed to make such repayment. The Audit Committee of the Company is reviewing the circumstances that gave rise to the control deficiencies that led to such erroneous bonus payments in order to inform the implementation of appropriate remedial measures to improve our internal controls environment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: August 4, 2016	By:	/s/ Christian Mezger
Christian Mezger
Chief Financial Officer